UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 6, 2006

Neurologix, Inc.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-13347

Delaware	06-1582875
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024

(Address of Principal Executive Offices)

(Zip Code)

(201) 592-6451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation F-D Disclosure

On October 8, 2006, Dr. Andrew Feigin of North Shore University Hospital will present updated clinical data from the Company's Phase I study for its Parkinson's product at the 20th Annual Symposia on Etiology, Pathogenesis, and Treatment of Parkinson’s Disease and Other Movement Disorders at the Hyatt Regency Chicago, Chicago, Illinois. The research was conducted pursuant to the Company's Clinical Study Agreement with North Shore University Hospital, dated July 2003. Copies of the abstract and slides in connection with Dr. Feigin's presentation are filed herewith as Exhibits 99.1 and 99.2, respectively.

The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-looking Statements

This Current Report on Form 8-K, including the exhibits hereto, includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2006, it incurred net losses and negative cash flows from operating activities of approximately $17.3 million and $13.2 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

In order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2005 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Abstract to be presented on October 8, 2006
99.2	Slide presentation to be made on October 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006

NEUROLOGIX, INC.

By: /s/ Marc L. Panoff
Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer